                                                                    Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                       FOR THE NORTHERN DISTRICT OF TEXAS

                               FORT WORTH DIVISION

IN RE:                                 (S)       Chapter 11
                                       (S)
KITTY HAWK, INC.,                      (S)       CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,             (S)       CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,             (S)       CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,        (S)       CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                (S)       CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                     (S)       CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,              (S)       CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                (S)       CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                 (S)       CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                      (S)
FLIGHT ONE LOGISTICS, INC.             (S)       CASE NO. 400-42069-BJH-11
                                       (S)
         Debtors.                      (S)       Jointly Administered under
                                       (S)       Case No. 400-42141

                      --------------------------------------

                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                               DATED MAY 10, 2002
                      --------------------------------------

                     IN THE UNITED STATES BANKRUPTCY COURT

                       FOR THE NORTHERN DISTRICT OF TEXAS

                              FORT WORTH DIVISION

IN RE:                                     (S)        Chapter 11
                                           (S)
KITTY HAWK, INC.,                          (S)        CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,                 (S)        CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,                 (S)        CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,            (S)        CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                    (S)        CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                         (S)        CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,                  (S)        CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                    (S)        CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                     (S)        CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                          (S)
FLIGHT ONE LOGISTICS, INC.                 (S)        CASE NO. 400-42069-BJH-11
                                           (S)
         Debtors.                          (S)        Jointly Administered under
                                           (S)        Case No. 400-42141

                 DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                                DATED MAY 10, 2002

         Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc., Kitty Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc. (collectively the "Debtors") as debtors and debtors-in-possession, propose this Plan of Reorganization pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement dated February 5, 2002 (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of the Plan and certain related matters.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

                                   ARTICLE 1

                                  DEFINITIONS

         Rules of Interpretation. As used herein, the following terms have the
         -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

         1.1      "Administrative Expense Claim" means a Claim for costs and
                   ----------------------------
expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtor (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930. Administrative Expense Claim includes any Claim of an employee or officer of the Debtors arising out of a Court-approved contract.

         1.2      "Affiliate" means (a) an entity that directly or indirectly
                   ---------
owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         1.3      "Aircargo" means Kitty Hawk Aircargo, Inc., one of the
                   --------
Debtors.

         1.4      "Aircraft Leasing" means Aircraft Leasing, Inc., one of the
                   ----------------
Debtors.

         1.5      "Aircraft Use Agreement" means the agreement between the
                   ----------------------
Liquidating Trust and Reorganized Kitty Hawk regarding Kitty Hawk's use of some of the Noteholders' 727 Collateral on a power by the hour basis as more fully set forth in the Aircraft Use Agreement in the Plan Supplement.

         1.6      "Allowed" means, with respect to any Claim, proof of which has
                   -------
been timely, properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent, and, in either case, a Claim which is not a Disputed Claim.

         1.7      "Allowed Claim" means that portion of a Claim which is not a
                   -------------
Disputed Claim.

         1.8      "Allowance Date" means the date that a Claim becomes an
                   --------------
Allowed Claim.

         1.9      "Allowed Secured Claim" means an Allowed Claim, or that
                   ---------------------
portion thereof, of any creditor of the Debtors who holds a lien or security interest, as those terms are defined in Section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with
Section 506 of the Code with respect to properties owned by the Debtors. Such Allowed Secured Claim is secured only to the extent of the value of the Debtors' property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estate.

         1.10     "Allowed Unsecured Claim" means an Allowed Claim, or that
                   -----------------------
portion thereof, which is not entitled to priority or to secured status under the Code, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

         1.11     "Amended Bylaws" means the Bylaws of Reorganized Kitty Hawk,
                   --------------
in effect as of the Petition Date, as amended, substantially in the form included in the Plan Supplement.

         1.12     "Amended Certificate of Incorporation" means the amended and
                   ------------------------------------
restated certificate of incorporation of Kitty Hawk Aircargo, as surviving entity after the mergers contemplated by Section 8.3 of the Plan, effective as of the Effective Date, substantially in the form included in the Plan Supplement.

         1.13     "American International Travel" means American International
                   -----------------------------
Travel, Inc., one of the Debtors.

         1.14     "Ballots" means the written Ballots for acceptance or
                   -------
rejection of the Plan.

         1.15     "Ballot Return Date" means 5:00 p.m. Dallas, Texas Time
                   ------------------
on _________, 2002, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

         1.16     "Bank Claims" mean the Claims of the Bank Group arising out of
                   -----------
the (1) Second Amended and Restated Credit Agreement (as may have been amended, modified, supplemented, extended, renewed or restated from time to time) dated as of November 19, 1997; (2) Revolving

Credit Note from Kitty Hawk, Inc. and its subsidiaries payable to the order of Wells Fargo Bank, N.A. in the original principal amount of $100 million; (3) Term Loan Note from Kitty Hawk and its subsidiaries to Wells Fargo, in the original principal sum of $45.9 million (which was repaid in March, 2002); and
(4) any security agreement, deposit or other agreement evidencing a security interest, right of setoff or obligation owing to a member of the Bank Group and the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection and any subsequent financing orders; (the items in categories (1) through (4) are collectively, the "Financing Documents").

         1.17     "Bank Group" means Wells Fargo Bank (Texas), N.A. individually
                   ----------
and as Agent for Daystar LLC as agent for and on behalf of Yale University (successor to Bank One, Texas, N.A.), Comerica Bank, Wingate Capital, Ltd. and CoMac Endowment Fund, LP (successors to Heller Financial, Inc.) and Bear, Stearns & Co., Inc. (successor to Union Bank of California, N.A.) or their assignees.

         1.18     "Bankruptcy Code" or "Code" means Title 11 of the United
                   -------------------------
States Code as now in effect or hereafter amended.

         1.19     "Bankruptcy Court" means the United States Bankruptcy Court
                   ----------------
for the Northern District of Texas, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

         1.20     "Bankruptcy Rules" means, collectively (a) the Federal Rules
                   ----------------
of Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

         1.21     "Business Day" means any day, other than a Saturday, Sunday or
                   ------------
"legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.22     "Cargo" means Kitty Hawk Cargo, Inc., one of the Debtors.
                   -----

         1.23     "Cash" means cash, wire transfer, certified check, cash
                   ----
equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from Reorganized Kitty Hawk.

         1.24     "Charters" means Kitty Hawk Charters, Inc., one of the
                   --------
Debtors.

         1.25     "Claim" means any right to payment from the Debtors arising
                   -----
before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

         1.26     "Class" means one of the classes of Claims or Interests
                   -----
defined in Article III hereof.

         1.27     "Class 7 Stock Distribution" means the 7,000,000 shares of New
                   --------------------------
Common Stock that will be distributed to holders of Allowed Class 7 Claims.

         1.28     "Class 7 Stock Reserve Account" means a reserve established to
                   -----------------------------
hold the New Common Stock held from distribution on account of Disputed or undetermined Class 7 Unsecured Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Class 7 Unsecured Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

         1.29     "Class 7A Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7A based on the percentage that the Allowed Other Unsecured Claims in Class 7A bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.30     "Class 7B Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7B based on the percentage that the Allowed Other Unsecured Claims in Class 7B bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.31     "Class 7C Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7C based on the percentage that the Allowed Other Unsecured Claims in Class 7C bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.32     "Class 7D Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7D based on the percentage that the Allowed Other Unsecured Claims in Class 7D bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.33     "Class 7E Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7E based on the percentage that the Allowed Other Unsecured Claims in Class 7E bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.34     "Class 7F Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7F based on the percentage that the Allowed Other Unsecured Claims in Class 7F bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.35     "Class 7G Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7G based on the percentage that the Allowed Other Unsecured Claims in Class 7G bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.36     "Class 7H Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7H based on the percentage that the Allowed Other Unsecured Claims in Class 7H bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.37     "Class 7I Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7I based on the percentage that the Allowed Other Unsecured Claims in Class 7I bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.38     "Class 7J Stock Distribution" means the Pro Rata share of the
                   ---------------------------
Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7J based on the percentage that the Allowed Other Unsecured Claims in Class 7J bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

         1.39     "Class 7 Stock Reserve Surplus Account" means the New Common
                   -------------------------------------
Stock deposited or held in the Class 7 Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

         1.40     "Company" means Kitty Hawk, Inc., a Delaware Corporation and
                   -------
its subsidiaries.

         1.41     "Confirmation" means the entry of a Confirmation Order
                   ------------
confirming the Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

         1.42     "Confirmation Date" means the date the Confirmation Order is
                   -----------------
entered on the docket by the Clerk of the Bankruptcy Court.

         1.43     "Confirmation Order" means the order entered by the Bankruptcy
                   ------------------
Court determining that the Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to Section 1129 of the Bankruptcy Code.

         1.44     "Creditors' Committee" means the Official Committee of
                   --------------------
Unsecured Creditors appointed in the Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

         1.45     "Debtors" means Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc.,
                   -------
Kitty Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc., when acting in their capacity as representatives of their respective bankruptcy estates.

         1.46     "Disclosure Statement" means the Disclosure Statement Filed by
                   --------------------
the Debtors as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, as it may have been amended or supplemented from time to time.

         1.47     "Disputed Claim" means a Claim as to which a proof of claim
                   --------------
has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; or (ii) no corresponding Claim has been Scheduled by the Debtor in its Schedules of Assets and Liabilities.

         1.48     "Distribution Date" means the date the Reorganized Debtors
                   -----------------
commence distributions under the Plan. In the case of distributions of New Common Stock to the Noteholders and distributions of cash to the Indenture Trustee on account of the Noteholders' Adequate Protection Claim or the Noteholders' Class 2 Claims, the Distribution Date shall be the tenth business day after the Effective Date or such other date as agreed to by the Reorganized Kitty Hawk and the Indenture Trustee, but in no event later than the twentieth business day after the Effective Date.

         1.49     "Distributions" means the properties or interests in property
                   -------------
to be paid or distributed hereunder to the holders of Allowed Claims.

         1.50     "Docket" means the docket in the Reorganization Case
                   ------
maintained by the Clerk.

         1.51     "Effective Confirmation Order" means the Confirmation Order
                   ----------------------------
rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which (i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a ("Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

         1.52     "Effective Date" means the date selected by the Debtors that
                   --------------
is on or prior to September 1, 2002 on which all of the conditions required in
Section 9.1 have occurred, except as expressly waived as provided in Section 9.2 of the Plan.

         1.53     "Engines" includes all engines described in the Indenture and
                   -------
the supplements thereto and the following engines:

         A. Pratt & Whitney JT9D-7 Engines, serial numbers 662223, 662384, 662450, 662514, 685610, 685872, 689459, 689470, 701654,
                  701651, 701701.

         B. Rolls Royce RB211-524 Engines, serial numbers 14501, 14510, 14520, 14541, 14544, 14572, 14575.

         1.54     "Employee Claim" means a Claim based on salaries, wages, sales
                   --------------
commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

         1.55     "Estates" means the estates created in these reorganization
                   -------
cases under section 541 of the Bankruptcy Code.

         1.56     "Executory Contract" means any unexpired lease and/or
                   ------------------
executory contract as set forth in section 365 of the Bankruptcy Code.

         1.57     "File" or "Filed" means filed with the Bankruptcy Court in the
                   ----      -----
Reorganization Case.

         1.58     "Final Order" means an order or judgment of the Bankruptcy
                   -----------
Court, or other court of competent jurisdiction, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.59     "Flight One Logistics" means Flight One Logistics, Inc., one
                   --------------------
of the debtors.

         1.60     "First Source" means 1st Source Bank, a secured creditor of
                   ------------
Aircargo.

         1.61     "Impaired" means that class of Claims or Interests that is
                   --------
impaired within the meaning of 11 U.S.C.(S) 1124.

         1.62     "Indenture Trustee" means HSBC or its successor, as Indenture
                   -----------------
Trustee for the Senior Notes.

         1.63     "Interest" means the rights of the owners and/or holders of
                   --------
outstanding share or shares of the Company's Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

         1.64     "International" means Kitty Hawk International, Inc., one of
                   -------------
the Debtors.

         1.65     "Kitty Hawk" means Kitty Hawk, Inc., one of the Debtors.
                   ----------

         1.66     "Liquidating Trust" means the Delaware business trust created
                   -----------------
by the Indenture Trustee for the purpose of holding and liquidating the Noteholders' Collateral.

         1.67     "Longhorn Solutions" means Longhorn Solutions, Inc., one of
                   ------------------
the Debtors.

         1.68     "Net Proceeds" means with respect to the sale of pledged
                   ------------
property, the proceeds of such sale minus all costs of sale, including, but not limited to, the cost of securing, maintaining and insuring such property pending the sale, all costs incurred in preparing the property for sale, taxes incurred as a result of the sale and all commissions and similar costs incurred in connection with such sale [and the cost to satisfy properly perfected mechanics liens].

         1.69     "New Common Stock" means the issued and outstanding stock of
                   ----------------
Reorganized Kitty Hawk.

         1.70     "Noteholder" or "Noteholders" means a holder or the holders of
                   ----------      -----------
Senior Notes.

         1.71     "Noteholder Stock Distribution" means the 40,000,000 shares of
                   -----------------------------
New Common Stock that will be distributed to holders of Allowed Noteholder
Claims.

         1.72     "Noteholder Stock Reserve Account" means a reserve established
                   --------------------------------
to hold the New Common Stock held from distribution on account of Disputed or undetermined Noteholder Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Noteholder Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

         1.73     "Noteholder Stock Reserve Surplus Account" means the New
                   ----------------------------------------
Common Stock deposited or held in the Noteholder Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

         1.74     "Noteholders' Adequate Protection Claim" means the asserted
                   --------------------------------------
Claim of the Noteholders, whether a Secured Claim, Superpriority Administrative Expense Claim or Administrative Expense Claim, for the Debtors' failure to adequately protect the Noteholders' interest in the Noteholders' 727 Collateral during the pendency of these cases.

         1.75     "Noteholders' Cash Payment" means the payment of $28 million
                   -------------------------
to be made to the Indenture Trustee for the benefit of the Noteholders on the Effective Date. If the Effective Date is a date after April 30, 2002, the Noteholders' Cash Payment shall include interest on $28 million from and after April 30, 2002, calculated at a rate of 10% per annum.

         1.76     "Noteholders' Collateral" means the Noteholders' Wide Body
                   -----------------------
Collateral and the Noteholders' 727 Collateral.

         1.77     "Noteholders' 727 Collateral" means the 727 airframes, engines
                   ---------------------------
and related equipment pledged to the Noteholders.

         1.78     "Noteholders' Wide Body Collateral" means the wide body
                   ---------------------------------
airframes, engines and related equipment pledged to the Noteholders.

         1.79     "OK Turbines" means OK Turbines, Inc., one of the Debtors.
                   -----------

         1.80     "Old Common Stock" means the Common Stock of the Company and
                   ----------------
any right to receive Old Common Stock pursuant to any warrant, option or other agreement.

         1.81     "Old Securities" means the Senior Notes and the Old Common
                   --------------
Stock.

         1.82     "Order" means an order or judgment of the Bankruptcy Court as
                   -----
entered on the Docket.

         1.83     "Other Unsecured Claims" means Unsecured Claims that are not
                   ----------------------
Unsecured Noteholder Claims.

         1.84     "Pegasus" means Pegasus Aviation, Inc. and its affiliates and
                   -------
owner trustees beneficially acting for Pegasus and such affiliates in connection with certain aircraft leases with Aircargo including Pegasus Capital Corporation, Pacific Aircorp 916, Inc., Pegasus Aviation II, Inc., and Pacific Aircorp 748, Inc.

         1.85     "Person" means any individual, corporation, general
                   ------
partnership, limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

         1.86     "Petition Date" means May 1, 2000, the date on which each of
                   -------------
the Debtors, other than Flight One Logistics, filed their voluntary Chapter 11 petitions.

         1.87     "Plan" means this Joint Plan of Reorganization in its present
                   ----
form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

         1.88     "Plan Supplement" means the documents including the forms of
                   ---------------
the Amended Bylaws, Amended Certificate of Incorporation, as well as a list of the executory contracts and unexpired leases to be assumed pursuant to the Plan, which shall be contained in a separate Plan Supplement which shall be filed with the Clerk of the Bankruptcy Court at least twenty (20) days prior to the date on which the confirmation hearing shall first commence or such shorter period as ordered by the Court and which shall supersede the documents of the same name dated and filed on or about December 5, 2000 and July 3, 2001. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement is incorporated into and is a part of the Plan as if fully set forth herein.

         1.89     "Pre-Petition Priority Tax Claim" means an Unsecured Allowed
                   -------------------------------
Claim of a governmental entity as provided by section 507(a)(8) of the Bankruptcy Code.

         1.90     "Pre-Petition Secured Tax Claim" means an Allowed Secured
                   ------------------------------
Claim of a governmental entity whose claim would be a Priority Claim under section 507(a)(8) of the Bankruptcy Code if it was not a Secured Claim.

         1.91     "Priority Claim" means any Claim against any of the Debtors
                   --------------
entitled to priority under 11 U.S.C.(S) 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Pre-Petition Priority Tax Claim.

         1.92     "Pro Rata" means proportionately, based on the percentage of
                   --------
the distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

         1.93     "Quarterly Surplus Distribution Date" means the last day, or
                   -----------------------------------
if the last day is not a Business Day, the first Business Day after the end, of the months of March, June, September and December. The first Quarterly Surplus Distribution Date shall be September 30, 2002.

         1.94     "Rejection Claim" means a Claim resulting from the rejection
                   ---------------
of a lease or executory contract by a Debtor.

         1.95     "Registration Rights Agreement" means the agreement among
                   -----------------------------
Reorganized Kitty Hawk and certain holders of New Common Stock, obligating Reorganized Kitty Hawk to effect U.S. registrations of common stock commencing not earlier than at least twelve (12) months after the Effective Date, in the form set forth in the Plan Supplement.

         1.96     "Released Officers and Directors" means:
                   -------------------------------

Officers:
Tilmon J. Reeves                            Chief Executive Officer
James R. Craig                              Vice President and General Counsel
J. Andrew Keith                             Vice President and Chief Financial Officer
Donny Scott                                 Vice President, Postal and Ground Operations
Michael A. Clark                            Vice President - Security
David P. Ahles                              Vice President - Human Resources
E. Pierce Marshall, Jr.                     Deputy General Counsel
John Clark Stevens                          President (Aircargo)
Toby J. Skaar                               Vice President and General Manager (Cargo)
Ted J. Coonfield                            Former Vice President
John Turnipseed                             Former Vice President - Human Resources
Jane Perelman                               Former Assistant General Counsel and
                                            Vice President - Human Resources

Directors:
Tilmon J. Reeves                            Lewis S. White
James R. Craig                              Steve Wood
Ted Coonfield                               Bruce Martin
Philip J. Sauder                            Thomas J. Smith

         1.97     "Reorganization Case" means, collectively, the Debtors' cases
                   -------------------
under Chapter 11 of the Bankruptcy Code.

         1.98     "Reorganized Kitty Hawk" or "Reorganized Debtors" means Cargo,
                   ----------------------      -------------------
Kitty Hawk, Inc. and International, Longhorn Solutions, Aircraft Leasing, American International Travel, and Flight One Logistics after being merged into Cargo on the Effective Date. Aircargo will be a subsidiary of Reorganized Kitty Hawk after the Effective Date.

         1.99     "Schedules" means the Schedules of Assets and Liabilities,
                   ---------
Statement of Financial Affairs and Statement of Executory Contracts which have been filed by the Debtors with the Bankruptcy Court as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of Debtor.

         1.100    "Secured Claim" means any Claim that is secured by a lien on
                   -------------
property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.101    "Securities Claims" means (i) any Claim arising from
                   -----------------
rescission of a purchase or sale of Old Common Stock or for damages arising from the purchase or sale of Old Common Stock, or (ii) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

         1.102    "Security Agreement" means the documentation under which a
                   ------------------
lien against property is reflected.

         1.103    "Senior Notes" means the 9.95% Senior Secured Notes due 2004
                   ------------
issued by Kitty Hawk, Inc. in the principal amount of $340 million.

         1.104    "Senior Notes Custodian" means the Depository Trust
                   ----------------------
Corporation, Cede & Co., or such other entity that appears on the records of the Indenture Trustee as the owner of all or some of the Senior Notes and which holds such Senior Notes only as a nominee or custodian for other legal or beneficial owners of the Senior Notes.

         1.105    "Senior Note Guarantees" means the guarantees of the Senior
                   ----------------------
Notes by each of the Debtors.

         1.106    "Senior Note Indenture" means that Indenture, dated November
                   ---------------------
17, 1997, between Kitty Hawk, Inc. and Bank One Trust Company, N.S., as Indenture Trustee, and any amendments and supplements thereto, under which the Senior Notes were issued.

         1.107    "Superpriority Administrative Expense Claim" means an
                   ------------------------------------------
Administrative Expense Claim with priority over all other Administrative Expense Claims as provided in 11 U.S.C. (S)507(b).

         1.108    "Tax Claim" means an Unsecured Allowed Claim of a governmental
                   ---------
entity as provided by Section 507(a)(8) of the Code.

         1.109    "TforC Claim" means Aircargo's claim against the United States
                   -----------
Postal Office ("USPS") arising out of the termination of the WNet Contract No. 99-05 for the USPS' convenience before the end of its term.

         1.110    "Unsecured Claim" means any Claim that is not an
                   ---------------
Administrative Expense Claim, Tax Claim or Secured Claim.

         1.111    "Unsecured Noteholder Claims" means the Unsecured Claims of
                   ---------------------------
the Noteholders as a result of the deficiency in the value of the collateral securing the Senior Notes.

         1.112    "Voting Record Date" means _____________, 2002.
                   ------------------

         1.113    "Wren" means Wren Equipment Finance Limited and First Security
                   ----
Bank, N.A., not in its individual capacity, but solely as owner trustee.

                                     ARTICLE 2

                                   DESIGNATION OF
                                CLAIMS AND INTERESTS

This Plan consolidates the Claims against the Debtors for purposes of distributions as part of a settlement with the Noteholders described in Section IV, D, 2 (b) of the Disclosure Statement. The Debtors believe that the settlement provides greater distributions of value to unsecured creditors (other than the Noteholders) than they would receive if distributions were made on an entity by entity basis.

         2.1 Summary. The following is a designation of the classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Tax Claims described in
Article 3 of the Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. The Plan consolidates distributions to creditors of each of the Debtors as part of a settlement. Classes are considered separately among the Debtors for voting purposes and jointly among the Debtors for distribution purposes. The treatment provided for each Class shall be the same for each of the Debtors as if Claims against each Debtor had been separately classified.

         Class                                                         Status
         -----                                                         ------
A.       Secured Claims

         Class 1: Bank Claims                                          Impaired - entitled to vote

         Class 2: Noteholders' Secured Claims                          Impaired - entitled to vote

         Class 3: First Source Secured Claims                          Unimpaired-not entitled to vote

         Class 4: Secured Claims Other Than Class 1,                   Impaired-entitled to vote
         2 or 3 Claims
B.       Unsecured Claims

         Class 5: Priority Claims                                      Impaired - entitled to vote

         Class 6: Noteholders Unsecured Claims                         Impaired - entitled to vote

         Class 7: Other Unsecured Claims                               Impaired - entitled to vote

C.       Interests

         Class 8: Old Common Stock                                     Impaired - deemed to have rejected

         Class 9: Securities Claims                                    Impaired - deemed to have rejected

                                   ARTICLE 3

                         TREATMENT OF UNCLASSIFIED CLAIMS

         3.1      Administrative Expense Claims.

                  (a) General. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided, however, that, unless the holder objects prior to the Confirmation
--------  -------
Hearing Date, Administrative Expense Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the Reorganization Cases shall be paid by Reorganized Kitty Hawk in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Expense Claims shall be made by the Reorganized Debtors.

                  (b) Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. (S) 1930 shall be paid in Cash equal to the amount of such Administrative Expense Claim when due.

                  (c)      Bar Date for Administrative Expense Claims.

                           (i)      General Provisions. Except as provided below
in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v) of the Plan, and except for claims treated under Section 3.1(d) below, requests for payment of Administrative Expense Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Expense Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, any of their affiliates or any of their respective property.

                           (ii)     Professionals. All professionals or other
entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized Kitty Hawk and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

                           (iii)    Ordinary Course Liabilities. Holders of
Administrative Expense Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtors as they become due in the ordinary course of business after the Effective Date.

                           (iv)     Contractual Employee Claims. Holders of
Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

                           (v)      Tax Claims. All requests for payment of
Administrative Expense Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, Kitty Hawk, or their respective property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

                  (d) Treatment of the Noteholders' Adequate Protection Claim. The Noteholders' Adequate Protection Claim shall be satisfied in full by the payment to the Indenture Trustee on behalf of the Noteholders of the Noteholders' Cash Payment and 80% of the New Common Stock, both of which, subject to the Indenture Trustee's liens, shall be distributed ratably to the Noteholders. As additional consideration for the Noteholders' Adequate Protection Claim, the Reorganized Debtors shall execute the Aircraft Use Agreement and the Registration Rights Agreement. Upon the Indenture Trustee's receipt of the Noteholders' Cash Payment and 80% of the New Common Stock, the Indenture Trustee and the Noteholders shall be deemed to have released any and all claims, including, but not limited to, claims under Section 506(c), against the Bank Group.

                  (e) Treatment of Fort Wayne-Allen County Airport Authority Claim. On the Effective Date, the Reorganized Debtors shall enter into Addendum No. 2 to Building Lease of

Fort Wayne-Allen County Airport Authority to Kitty Hawk, Inc. All other agreements between the Debtors and Fort Wayne-Allen County Airport Authority will remain unmodified.

                  (f) Treatment of Pegasus and Wren Claims. The Reorganized Debtors shall satisfy the obligations of Aircargo under its aircraft leases with Pegasus by (i) paying $100,000 in past due rent to Pegasus on the Effective Date; (ii) paying a $1 million termination fee to Pegasus in full satisfaction of all remaining claims under the lease of N264US; (iii) purchasing N69735 and N77780 from Pegasus for $750,000 financed by Pegasus over twelve months; (iv) entering into restructured lease agreements with 24 month terms on the following planes at the following monthly lease rates: N579PE at $65,000; N916PG at $75,000; N79748 at $85,000; and N936PG at $85,000 with maintenance reserves for each of the preceding planes reduced to 50% of existing reserves; (v) modifying the Airframe return conditions of the leased aircraft so that they will be satisfied by the payment of $750,000 per airframe with unused maintenance reserves for C and D checks paid to date and in the future available to satisfy airframe return conditions. The treatment of Pegasus' claims is more fully explained in the aircraft purchase agreements, notes, security agreements and restructured leases included in the Plan Supplement. In the event of any discrepancy between this paragraph and the documents in the Plan Supplement, the documents in the Plan Supplement control. The obligations of Aircargo under its lease with Wren will be satisfied by entering into an amended aircraft lease agreement in the form included in the Plan Supplement. In addition, the Reorganized Debtors will deliver 2,500,000 shares of New Common Stock to Pegasus and 500,000 shares of New Common Stock to Wren on the Effective Date.

         3.2 Treatment of Pre-Petition Priority and Secured Tax Claims. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtors, pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal quarterly installments commencing on the first day of the first full month following the Effective Date (or the Allowance Date, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest thereon at 6% per annum commencing on the earlier of the Effective Date or the 41st day after the Confirmation Date until the date of final payment. Interest, if any, accruing from the 41st day after the Confirmation Date until the Effective Date will be paid on the Effective Date or as soon thereafter as is practicable. The Reorganized Debtors may prepay any Pre-Petition Priority Tax Claim or Secured Tax Claim without penalty or premium, or may pay any Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim on such terms as the holder of the Allowed Claim and the Debtors may agree. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtors to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtors fail to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in the Plan, against the Reorganized Debtors in accordance with applicable state or federal laws.

                                   ARTICLE 4

                         CLASSIFICATION AND TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

         4.1      Class 1 - Bank Claims.

                  (a) Classification: Class 1 consists of all Allowed Secured Bank Claims.

                  (b) Treatment: Class 1 is impaired and the holders of Allowed Claims in Class 1 are entitled to vote on the Plan. The holders of the Allowed Secured Bank Claims may vote their Claims in each case of a Debtor whose property secures the Allowed Secured Bank Claims. The Allowed Secured Bank Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Claims.

         The Allowed Bank Claims shall be treated in one of the following two ways. The Debtors shall inform the Bank Group of their election no later than five (5) days before the commencement of the Confirmation Hearing.

         Option one: On the Effective Date, the Reorganized Debtors shall execute a promissory note payable to Wells Fargo Bank, as agent for the holders of the Allowed Secured Bank Claims, with an original principal amount equal to the outstanding amount of the Allowed Secured Bank Claims (the "Note"). The interest rate shall be the Prime Rate reported in the Wall Street Journal for the day before the Confirmation Date (and if two rates are reported, the lower of the two) plus 200 basis points (2%). Payments shall be monthly with payments of interest only commencing on the last day of the month following the Effective Date. The Note shall have a one year term. At the expiration of the one year term, all principal and unpaid interest shall become due and payable. There shall be no penalty for prepayment of the Note. The Note will be secured by a first lien in the Reorganized Debtors' cash and accounts receivable and all other assets that are not subject, on the Effective Date, to a first lien in favor of another party. So long as the Reorganized Debtors have made all payments on the Note within three business days of the payment due date and the value of the Reorganized Debtors' cash and Eligible Accounts Receivable (being those sixty days old or less) is 150% of the outstanding amount of the Note, the Reorganized Debtors may use the proceeds from the sale or liquidation of any asset pledged to the Bank Group without being required to pay those proceeds to the Bank Group to reduce the Note.

         Option two: The Allowed Bank Claims shall be paid in full on the Effective Date and the holders of the Allowed Secured Bank Claims (and their agent) shall release their liens on the Debtors' assets.

         Within five business days after a request by the Reorganized Debtors, the Bank Group shall provide the Debtors with a statement of all amounts constituting Secured Bank Claims as of the requested date (the "Pay-off Amount"). If the Reorganized Debtors or any other party in interest, disputes the Pay-off Amount, the Reorganized Debtors shall request that the Bankruptcy Court determine the Pay-off Amount on an expedited basis. In determining the Allowed amount of the

Bank Claims as of the Effective Date, the Court shall review the charges and payments to, or for the benefit of, the Bank Group's professionals and advisors. The Debtors have stipulated that the Bank Group's fees and expenses through October 31, 2001 are reasonable except that the Debtors have reserved the right to challenge the following fees and expenses as potentially objectionable: (A) all fees and expenses of MergeGlobal, Inc., (B) consulting (distinguished from appraisal) fees of AVITAS, and (C) fees and expenses charged by PricewaterhouseCoopers for services rendered by Roy Ellegard and those working directly for him. The Debtors' stipulation as to reasonableness of the Bank Group's fees and expenses through October 31, 2001 is not binding on other parties in this case. If adjustments based on professional or other fees or charges are warranted, appropriate adjustments shall be made to the Bank Claims to increase the balance for any underpayments and to decrease the amount for any overpayments. If adjustments in the Bank Claims are ordered, the adjustments shall be made effective as of the date the item was actually paid by either the Bank Group or Debtors and interest shall accrue or be credited from such date as appropriate.

         4.2      Class 2 - Noteholders' Secured Claims

                  (a) Classification: Class 2 consists of all Allowed Secured Claims of the Noteholders. The Allowed Class 2 Claims shall be subclassified so that the holders of the Allowed Class 2 Claims shall have a Claim against each Debtor whose property serves as the Noteholders' Wide Body Collateral.

                  (b) Treatment: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote on the Plan. The Noteholders may vote their Allowed Class 2 Claims in the case of each Debtor whose property serves as the Noteholders' Wide Body Collateral. The Reorganized Debtors shall satisfy the Allowed Class 2 Claims by (i) releasing and/or delivering to the Indenture Trustee the proceeds of any of the Noteholders' Wide Body Collateral, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court; and (ii) liquidating all Wide Body Collateral and Engines not liquidated as of the Effective Date ("Remaining Collateral"), provided that the Reorganized Debtors shall not sell any Remaining Collateral without the consent of the Indenture Trustee and provided further that the Reorganized Debtors shall cooperate with the Indenture Trustee and its Agents in the liquidation of the Remaining Collateral. Reorganized Kitty Hawk shall have no obligation to pay the costs of maintaining and preserving the Noteholders' Wide Body Collateral following the Effective Date, including, but not limited to, insurance and storage fees. Notwithstanding
(ii) above, at the direction of the Indenture Trustee, the Reorganized Debtors shall transfer all or any of the Remaining Collateral to the Liquidating Trust or such other entity designated by the Indenture Trustee and, upon such transfer, the Indenture Trustee (or the trust manager in the case of the Liquidating Trust) shall direct the liquidation of the Remaining Collateral, provided that the Reorganized Debtors shall continue to cooperate with the Indenture Trustee and its Agents until the collateral has been sold or leased. The net proceeds of Remaining Collateral shall be paid to the Indenture Trustee which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court. The Bankruptcy Court shall retain jurisdiction to enter Orders approving the sale of Remaining Collateral free and clear of any liens, claims, and encumbrances that arose before the Confirmation Date. Subject to the provisions of the Plan, either the Reorganized Debtors, the Indenture Trustee, or the Liquidating Trust (as the case may be) may file and prosecute a motion seeking approval of the sale of Remaining Collateral. The Indenture Trustee may take any actions necessary to implement any of the foregoing and, to the extent necessary, the Indenture shall be deemed amended accordingly. The Debtors shall waive their claim against the Noteholders for reimbursement of the costs of preserving the Noteholders' Wide Body Collateral, including insurance and storage costs, to the extent the Debtors incurred such costs before the
                                                             ------
Effective Date. Nothing herein shall impair any lien rights of Israel Aircraft Industries to the Engines or the proceeds thereof or impair the Debtors' rights or claims against Israel Aircraft Industries.

         4.3      Class 3 - First Source Secured Claims.

                  (a) Classification: Class 3 consists of all Allowed Secured Claims of First Source.

                  (b) Treatment: Class 3 is unimpaired, and the holders of Allowed Claims in Class 3 are not entitled to vote on the Plan. The Allowed First Source Claims will be treated in accordance with the terms of the 1st Source Bank Aircraft Security Agreement dated November 2, 2000 in the original principal amount of $8,465,438.22.

         4.4 Class 4 - Secured Claims Other Than Bank Claims and Claims of the Noteholders.

                  (a) Classification: Class 4 consists of all Allowed Secured Claims other than the Bank Claims, the Claims of the Noteholders and the First Source Claims. Each secured creditor shall be treated as a separate sub-class of Class 4.

                  (b) Treatment: Class 4 is impaired, and the holders of Allowed Claims in Class 3 are entitled to vote on the Plan. Holders of Allowed Class 4 Claims may vote their Claims in the Case of each Debtor whose property secures their Claims. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, or
(ii) reinstate the pre-petition repayment terms by curing all post-petition arrearages, decelerating any acceleration of the maturity thereof and paying such reasonable fees and costs as may be approved by the Bankruptcy Court, or
(iii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (iv) at Kitty Hawk's election and direction, Reorganized Kitty Hawk may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Reorganized Debtors and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, or (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

         4.5      Class 5 - Priority Claims.

                  (a) Classification: Class 5 consists of all non-tax Priority Claims.

                  (b) Treatment: Class 5 is impaired and the holders of Allowed Claims in Class 5 are entitled to vote on the Plan. The treatment set forth below shall be the same for each holder of an Allowed Priority Claim against each of the Debtors and each holder of an Allowed Priority Claim may vote in the case of the Debtor liable on such Claim. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 5 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtors on or before the later of (a) the first practicable date after the Effective Date, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Reorganized Debtors and the holder of such Claim.

         4.6      Class 6 - Noteholder Unsecured Claims.

                  (a) Classification: Class 6 consists of the Noteholder Unsecured Claims.

                  (b) Treatment: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote on the Plan. If the Plan is confirmed, the holders of the Class 6 Claims will waive their claims and agree to receive no distribution on account of their Class 6 Claims.

         4.7      Class 7 - Other Unsecured Claims.

                  (a)      Class 7A

                           (i)      Classification: Class 7A consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Kitty Hawk, Inc.

                           (ii)     Treatment: Class 7A is impaired and the
holders of Allowed Claims in Class 7A are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7A shall receive a Pro Rata distribution of the Class 7A Stock Distribution.

                  (b)      Class 7B

                           (i)      Classification: Class 7B consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Cargo.

                           (ii)     Treatment: Class 7B is impaired and the
holders of Allowed Claims in Class 7B are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and

Noteholder Unsecured Claims in Class 7B shall receive a Pro Rata distribution of the Class 7B Stock Distribution.

                  (c)      Class 7C

                           (i)      Classification: Class 7C consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Aircargo.

                           (ii)     Treatment: Class 7C is impaired and the
holders of Allowed Claims in Class 7C are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7C shall receive a Pro Rata distribution of the Class 7C Stock Distribution.

                  (d)      Class 7D

                           (i)      Classification: Class 7D consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against International.

                           (ii)     Treatment: Class 7D is impaired and the
holders of Allowed Claims in Class 7D are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7D shall receive a Pro Rata distribution of the Class 7D Stock Distribution.

                  (e)      Class 7E

                           (i)      Classification: Class 7E consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Charters.

                           (ii)     Treatment: Class 7E is impaired and the
holders of Allowed Claims in Class 7E are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7E shall receive a Pro Rata distribution of the Class 7E Stock Distribution.

                  (f)      Class 7F

                           (i)      Classification: Class 7F consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Longhorn Solutions.

                           (ii)     Treatment: Class 7F is impaired and the
holders of Allowed Claims in Class 7F are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7F shall receive a Pro Rata distribution of the Class 7F Stock Distribution.

                  (g)      Class 7G

                           (i)      Classification: Class 7G consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Aircraft Leasing.

                           (ii)     Treatment: Class 7G is impaired and the
holders of Allowed Claims in Class 7G are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7G shall receive a Pro Rata distribution of the Class 7H Stock Distribution.

                  (h)      Class 7H

                           (i)      Classification: Class 7H consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against American International Travel.

                           (ii)     Treatment: Class 7H is impaired and the
holders of Allowed Claims in Class 7H are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7H shall receive a Pro Rata distribution of the Class 7H Stock Distribution.

                  (i)      Class 7I

                           (i)      Classification: Class 7I consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against Flight One Logistics.

                           (ii)     Treatment: Class 7I is impaired and the
holders of Allowed Claims in Class 7I are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7I shall receive a Pro Rata distribution of the Class 7I Stock Distribution.

                  (j)      Class 7J

                           (i)      Classification: Class 7J consists of all
Allowed Other Unsecured Claims and Noteholder Unsecured Claims against OK Turbines.

                           (ii)     Treatment: Class 7J is impaired and the
holders of Allowed Claims in Class 7J are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims and Noteholder Unsecured Claims in Class 7J shall receive a Pro Rata distribution of the Class 7J Stock Distribution.

         4.8      Class 8 - Old Common Stock.

                  (a) Classification: Class 8 consists of all Interests in Old Common Stock.

                  (b) Treatment: Holders of Interests in Class 8 will receive no distribution under the Plan and are deemed to have rejected the Plan. The Old Common Stock will be canceled on the Effective Date.

         4.9      Class 9 - Securities Claims

                  (a) Classification: Class 9 consists of all Allowed Securities Claims.

                  (b) Treatment: Holders of Class 9 Claims shall be treated with the same priority as the Old Common Stock pursuant to Section 510(b) of the Code and will receive no distribution under the Plan.

                                      ARTICLE 5

                           ACCEPTANCE OR REJECTION OF THE PLAN

         5.1 Voting Classes. The holders of Claims in Classes 1, 2, 4, 5, 6 and 7 are impaired and shall be entitled to vote to accept or reject the Plan.

         5.2 Presumed Acceptance. The holder of the Class 3 Claim is unimpaired, is not being solicited to accept or reject the Plan and is presumed to have accepted the Plan.

         5.3 Presumed Rejection of Plan. The holders of Interests and Claims in Classes 8 and 9 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

                                      ARTICLE 6

                   MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

         6.1 Distribution Procedures. Except as otherwise provided in the Plan and except for distributions of cash on account of Senior Notes, all distributions of Cash and other property shall be made by the Reorganized Debtors on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

         For purposes of applying this Section 6, the holders of Allowed Claims under or evidenced by Senior Notes shall, in the case of Senior Notes held in street name, mean the beneficial holders thereof as of the Distribution Date.

         6.2 Distribution of Creditors' New Common Stock. Reorganized Kitty Hawk shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of New Common Stock on account of Allowed Claims other than the Claims of Noteholders shall be on the same date as the initial distribution of New Common Stock to the Noteholders, as provided below, or as soon thereafter as practicable. Reorganized Kitty Hawk may employ or contract with other entities to assist in or perform the distribution of New Common Stock. The initial distribution of New Common Stock to the Noteholders and Class 7 shall be pro rata as if the total Allowed Claims in each such Class is the maximum amount if all disputed, unliquidated, contingent or otherwise objectionable Claims were resolved in the Claimant's favor. Reorganized Kitty Hawk will not make a distribution to disputed, contingent, unliquidated or objected to Claims until entry of an

Order of the Bankruptcy Court involving the dispute or objection. Stock held for possible distribution will be held in the Noteholder and Class 6 Stock Reserve Surplus Accounts. On each Quarterly Surplus Distribution Date, Reorganized Debtors shall distribute to holders of Allowed Noteholders and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 7 Stock Reserve Surplus Account and the Noteholder Stock Reserve Surplus Account, provided however, that if, in Reorganized Debtors' judgment, the aggregate value
-------- -------
of the shares remaining in the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account is less than can be economically distributed, Reorganized Debtors may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date.

         Reorganized Kitty Hawk may designate the Indenture Trustee and/or the Senior Notes Custodian as the disbursing agent for all New Common Stock to be issued to Noteholders. Distributions will be made to the Noteholders that appear as Noteholders of record on the records of the Debtors, Trustee and/or Senior Note Custodians, determined as of the Distribution Date. Distributions will be made as soon after the Distribution Date as practicable. For purposes of distributions of any New Common Stock to Noteholders, neither Reorganized Kitty Hawk, the Indenture Trustee, nor any Senior Notes Custodian shall be required to recognize any transfer of legal or beneficial ownership of a Senior Note that occurs on or after the Distribution Date. Reorganized Kitty Hawk shall pay all reasonable fees and expenses of the Indenture Trustee and/or a Senior Notes custodian in acting as distribution agent as and when such fees and expense become due without further order of the Bankruptcy Court.

         To the extent that a Noteholder Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Noteholder Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

         To the extent that a Noteholder or Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the New Common Stock reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor's shares from the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

         6.3      Distributions by Indenture Trustee.

                  All distributions of Cash by the Debtors or the Reorganized Kitty Hawk on account claims of the Noteholders, including the Noteholders' Adequate Protection Claim, shall be made to the Indenture Trustee. All Cash payable by the Debtors or Reorganized Kitty Hawk on account of the Noteholders' Adequate Protection Claim or the Noteholders' Class 2 Claims shall be paid to the Indenture Trustee by the Distribution Date. Subject to: (i) any liens the Indenture Trustee may assert under the Senior Notes Indenture for the recovery of expenses, (ii) reserves determined by the Indenture Trustee to be necessary to cover anticipated future costs of maintaining, liquidating, or administering the Noteholders' Collateral, or the Kitty Hawk Collateral Liquidating Trust, and
(iii) Section 6.4 of the Plan, the Indenture Trustee shall distribute pro rata to the parties appearing on the list maintained by the Registrar, pursuant to Section 6.4 below, all cash received by the Indenture Trustee under the Plan and all cash proceeds from the liquidation of the Noteholders' Collateral. The Indenture Trustee may withhold distributions to any payee until the payee has furnished the Indenture Trustee with an executed "W-9" tax form.

         6.4      Surrender and Cancellation of Old Securities.

                  As of the Effective Date, all Senior Notes shall be deemed cancelled and the transfer ledgers with respect to the Senior Notes shall be closed. As against Reorganized Kitty Hawk, the Noteholders shall have only the rights granted under this Plan. Reorganized Kitty Hawk in conjunction with the Indenture Trustee shall request from any Senior Notes Custodian a list of the Noteholders of record, determined as of the Distribution Date. The Indenture Trustee or a third party it designates (whichever being the "Registrar") shall thereafter from such list(s) maintain a registry of the legal owners of the rights under this Plan held on account of Senior Notes. The Registrar shall be under no obligation to make a change in the registry unless it receives and acknowledges a written request for a change from a party then appearing on the registry. The Registrar may issue reasonable rules applicable to any request for a change in the registry. Reorganized Kitty Hawk shall have no obligation or power to change the registry maintained by the Registrar or, after the Effective Date, to recognize a transfer of a Senior Note or of rights under this Plan on account of a Senior Note.

                  As a condition to receiving the New Securities distributable under the Plan, the record holders of Senior Notes shall surrender their Senior Notes, if held in certificate form, to the Indenture Trustee. When a holder surrenders its Senior Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture
Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note which has not surrendered or have been deemed to surrender its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any New Common Stock issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to the Reorganized Debtors and shall be deposited in the Stock Reserve Surplus Account.

                  As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

         6.5 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

         6.6 Manner of Payment Under the Plan. Cash payments made pursuant to the Plan by Reorganized Kitty Hawk shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtors, or by wire transfer from a domestic bank, at Reorganized Debtors' option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtors in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All distributions of Cash on account of Class 2 Claims shall be made to the Indenture Trustee. Upon receipt of such Cash, the Indenture Trustee shall distribute the cash as provided in
Section 6.3 of the Plan.

         6.7 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                  (a) Delivery of Distributions in General. Except as provided below in Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Reorganized Debtors have not received a written notice of a change of address; and (b) in the case of the holder of the Senior Notes, as provided in Sections 6.3 and 6.4 of the Plan.

                  (b)      Undeliverable Distributions.

                           (i)      Holding and Investment of Undeliverable
Property. If the distribution to the holder of any Claim other than the holder of Senior Notes is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtors are notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii) of the Plan, undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Section until such times as a distribution becomes deliverable.

                           Unclaimed Cash (including interest, dividends and
other consideration, if any, distributed on or received for undeliverable New Common Stock) shall be held in trust in a segregated bank account in the name of the Reorganized Debtors, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Common Stock shall be held in trust for the benefit of the potential claimants of such securities by the Reorganized Debtors in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

                           (ii)  Distribution of Undeliverable Property After it
Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an Allowed Claim other than a holder of a Senior Note who does not assert a claim for an undeliverable distribution held by the Reorganized Debtors within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the Plan. In such cases, any New Common Stock shall be deposited in the Stock Reserve Surplus Account.

         6.8 De Minimis Distributions. No Cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtors.

         6.9 Failure to Negotiate Checks. Checks issued by Reorganized Kitty Hawk in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtors in respect of such checks shall be held in reserve by the Reorganized Debtors. Requests for reissuance of any such check may be made directly to the Reorganized Debtors by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtors and their property.

         6.10 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

         6.11 Setoffs. Unless otherwise provided in a Final Order or in the Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such holder or its predecessor.

         6.12 Fractional Interests. The calculation of the percentage distribution of New Common Stock to be made to holders of certain Allowed Claims as provided elsewhere in the Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such New Common Stock. The number of shares of New Common Stock to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

                                     ARTICLE 7

                          TREATMENT OF EXECUTORY CONTRACTS
                                 AND UNEXPIRED LEASES

         7.1 Rejection of All Executory Contracts and Leases Not Assumed. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre- petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as an executory contract or lease that Debtors intend to assume. Assumption by any of the Debtors shall constitute assumption by the Reorganized Debtors as the successor to each of the Debtors. The filing of the Plan Supplement shall constitute a motion by Debtors to assume, effective on the Effective Date, the executory contracts and leases identified therein. With respect to leases and executory contracts not previously assumed, the Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code for each unexpired lease and executory contract to be assumed. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption of such executory contracts and unexpired leases and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code.

         7.2 Cure Payments. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan in the amount either set forth in the Plan Supplement, motion to assume, or Final Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, either: (1) by payment by the Reorganized Debtors of the default amount in Cash on the Effective Date, or (2) on such other terms as agreed to by the Reorganized Debtors and the non- debtor parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments,
(ii) the ability of the Reorganized Debtors to provide adequate assurance of future performance under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Reorganized Debtors following the entry of a Final Order resolving the dispute and approving assumption.

         7.3 Bar Date for Filing of Rejection Claims. Any Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtors, the Estates, any of their affiliates and their properties and barred from receiving any distribution under the Plan.

                                     ARTICLE 8

                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                    OF THE PLAN

         8.1 Working Capital Financing. On the Effective Date, the Reorganized Debtors may enter into a loan agreement for a revolving credit facility with a new lender which, when combined with the Debtors' available resources, will be sufficient to meet its ongoing business needs (the "Working Capital Financing") and to fund the obligations created by the Plan. The Working Capital Financing will have a $10 million availability, but will have no more than $6 million outstanding on the Effective Date. The Working Capital Financing will be secured by all of the assets of the Reorganized Debtors. In the event that the Reorganized Debtors are unable to secure the Working

Capital Financing before the Effective Date, the Debtors will not repay the Bank Group's Secured Claims on the Effective Date but will repay the Bank Group's Secured Claims through a promissory note which will provide for payments of interest only and a one year term. The Bank Group's Secured Claims would be repaid as soon as the Reorganized Debtors secured Working Capital Financing.

         8.2 Liquidation of Unneeded Assets. During the Reorganization Cases, the Debtors have sold a number of assets that are no longer necessary for the Debtors' operations going forward. Pursuant to the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection, the Order Approving the Letter of Credit Arrangement with Bank Group and Fixing Amount of Carve Out for Estate Professionals, and the Final Supplemental Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection between 90% and 100% of the Net Proceeds of these asset sales have been paid to the Bank Group to reduce its Secured Claims. The proceeds of some asset sales are currently held in escrow pending further Court order. The Net Proceeds of the escrowed funds shall be used on the Effective Date to satisfy the obligations created by this Plan. The Debtors shall continue their efforts to monetize unneeded assets and to liquidate disputed claims. Following the Effective Date, the Net Proceeds of any asset sales will become unrestricted funds of the Reorganized Debtors.

         8.3 Merger of Corporate Entities. On the Effective Date, Kitty Hawk, Inc., American International Travel, Aircraft Leasing, Charters, Flight One Logistics, International, Longhorn Solutions and OK Turbines will merge with and into Cargo, with Cargo being the surviving corporation in each of the mergers. As a result of the merger, Kitty Hawk Cargo, Inc. (a Delaware corporation) will succeed to all of the assets, liabilities and rights of the Debtors, other than Aircargo. Aircargo will be a wholly-owned subsidiary of Cargo.

         8.4 Board of Directors of the Reorganized Debtors. On the Effective Date, the existing directors of Kitty Hawk, Inc. shall be deemed removed from office pursuant to the operation of the Confirmation Order. On the Effective Date, the Reorganized Kitty Hawk will amend its bylaws to provide that the board of directors of the Reorganized Kitty Hawk shall be comprised of seven (7) members, five (5) of which shall be selected by the Noteholders and two (2) of whom shall be selected by the Debtors. The initial board of directors of Reorganized Kitty Hawk shall name the directors of Reorganized Aircargo from among its members. Such amended bylaws shall provide that all such directors shall serve for a one-year term and shall not be subject to removal other than for cause during the first year following the Effective Date. Such amended bylaws shall provide that thereafter directors shall be elected at annual meetings of the shareholders of the Reorganized Debtors in accordance with the bylaws of the Reorganized Debtors and applicable law. The initial directors of the Reorganized Cargo shall be John Malloy, Peter Ghee, Glen Langdon, David Beatson, Janice Bryant, Tilmon J. Reeves, and Jim Craig.

         8.5 Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indenture or statements of resolution governing such Old Securities shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the Noteholders' Wide Body Collateral has been liquidated and all distributions to Noteholders as provided in the Plan have been made. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indenture as between Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the right of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

         8.6 Authorization and Issuance of New Common Stock. The Confirmation Order shall provide for the authorization of 65 million shares of stock in the Reorganized Debtors, of which 50 million shall be the New Common Stock (the issued and outstanding shares of the Reorganized Debtors). The remaining 15 million authorized shares shall be reserved and shall not be distributed without action by the Board of Directors selected in the manner described in Section 8.4 of the Plan.

         8.7 Discharge of Indenture. On the Effective Date, subject to its obligations under this Plan, the Registration Rights Agreement, and the Aircraft Use Agreement, Reorganized Kitty Hawk shall be discharged of all liabilities and duties under the Senior Notes Indenture. The provisions of Article Seven (Trustee), Eleven (Miscellaneous), Twelve (Meeting of Holders) of the Senior Notes Indenture, and other provisions of the Senior Notes Indenture concerning distributions to Noteholders and the rights and powers of the Indenture Trustee to maintain and sell the Noteholders' Collateral shall continue in force and effect as among the Indenture Trustee and the Noteholders until all of the Noteholders' Collateral has been liquidated and all distributions have been made to those parties who hold the rights of the Noteholders under the Plan. The provisions of this Plan shall govern in the event of any inconsistency between this Plan and the Senior Note Indenture. Nothing herein shall impair any of the liens, rights, or interests of the Indenture Trustee in the Noteholders' Collateral, or any proceeds thereof, all of which liens, rights, and/or interests are herein restated.

         8.8 Registration Exemption for Debtors' New Common Stock Distributed to Creditors. The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

         8.9 Charter and Bylaws. The certificate of incorporation of the Reorganized Debtors shall read substantially as set forth in the Amended Certificate of Incorporation. The Bylaws of the Reorganized Debtors shall read substantially as set forth in the Amended Bylaws.

         8.10 Corporate Action. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized Kitty Hawk of the Amended Certificate of Incorporation, (ii) the Amended Bylaws, (iii) the mergers contemplated by
Section 8.3 of the Plan, and (iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non- voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section
8.3 of the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the Reorganized Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

         8.11 Execution of Registration Rights Agreement and Aircraft Use Agreement. On the Effective Date, the Reorganized Debtors shall execute the Registration Rights Agreement and the Aircraft Use Agreement.

         8.12 Execution of Agreements to Restructure Post-Petition Obligations. On the Effective Date, the Debtors will modify the terms of their aircraft leases with Pegasus and Wren and the building lease with Fort Wayne-Allen County Airport Authority. The Reorganized Debtors shall enter into Addendum No. 2 to Building Lease of Fort Wayne-Allen County Airport Authority to Kitty Hawk, Inc. and the modifications to the Pegasus and Wren aircraft leases included in the Plan Supplement.

         8.13 Release of Fraudulent Conveyance Claims. On the Effective Date, in consideration of the compromise with the holders of the Senior Notes incorporated into the Plan and more fully described in Section IV, D, 2(b) of the Disclosure Statement, which settlement results in a greater distribution to holders of Allowed Unsecured Claims that are not Noteholder Claims, Reorganized Kitty Hawk, on its own behalf and as representative of the Debtors' Estates, releases the Indenture Trustee and the Noteholders, their predecessors and successors in interest, from all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, based in whole or in part on an allegation that any of the Debtors' obligations on the Senior Notes, including any guaranty liabilities, are avoidable or unenforceable.

         8.14 Other Releases by Debtors. On the Effective Date, the Reorganized Debtors, on their own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Officers and Directors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan. The foregoing release shall not apply to (a) any action or omission that constitutes actual fraud or criminal behavior (b) any claims or causes of action against Conrad Kalitta, the Kalitta Companies or any entity owned or controlled by either or (c) the receivable owed by M. Tom Christopher to the Debtors. Additionally, nothing in the Plan or the Confirmation Order shall constitute a release of any obligations, whether based on contract, statute or other applicable law, of present or former officers and directors of the Debtors in respect of the Debtors' confidential or proprietary information or of their agreements, obligations or undertakings not to engage in activities that are competitive with the Debtors' businesses.

         The Released Officers and Directors include the following people:

Officers:
Tilmon J. Reeves                            Chief Executive Officer
James R. Craig                              Vice President and General Counsel
J. Andrew Keith                             Vice President and Chief Financial Officer
Donny Scott                                 Vice President, Postal and Ground Operations
Michael A. Clark                            Vice President - Security
David P. Ahles                              Vice President - Human Resources
E. Pierce Marshall, Jr.                     Deputy General Counsel
John Clark Stevens                          President (Aircargo)
Toby J. Skaar                               Vice President and General Manager (Cargo)
Ted J. Coonfield                            Former Vice President
John Turnipseed                             Former Vice President - Human Resources
Jane Perelman                               Former Assistant General Counsel and
                                            Vice President - Human Resources

Directors:
Tilmon J. Reeves                            Lewis S. White
James R. Craig                              Steve Wood
Ted Coonfield                               Bruce Martin
Philip J. Sauder                            Thomas J. Smith

         8.15 Release of Claims Arising Under Sections 544 through 551 of the Bankruptcy Code. On the Effective Date, the Reorganized Debtors release all claims against creditors arising under sections 544 through 551 of the Bankruptcy Code.

         8.16 Preservation of Rights of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtors shall retain and may enforce the rights of each of the Debtors to object to Claims on any basis; provided however, holders of Claims in Classes 6 and 7
                        -------- -------
will not be subject to objections to claims solely based upon grounds contained in 11 U.S.C. (S) 502(d). The Reorganized Debtors may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtors.

         8.17 Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Expense Claims, shall be Filed and served upon the holder of such Claim or Administrative Expense Claim not later than the later of
(a) one hundred twenty (120) days after the Effective Date, and (b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Expense Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized Kitty Hawk shall have the exclusive right to object to Claims.

         8.18   Retiree Benefits. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

         8.19 Exemption from Stamp and Similar Taxes. The issuance and transfer of the Reorganized Debtors' New Common Stock as provided in the Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C.(S) 1146(c).

         8.20 Creditors' Committee. The Creditors' Committee shall continue after the Effective Date for the limited purpose of supervising their counsel's prosecution and resolution of claim objections. The Creditors' Committee will be dissolved on the first anniversary of the Effective Date and all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate. Fees for counsel to the Creditors' Committee for prosecution and resolution of claims objections after the Effective Date shall be capped at $200,000. The Creditors' Committee's professionals will be limited to attorneys after the Effective Date.

                                    ARTICLE 9

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

         9.1 Conditions to Effectiveness. Except as expressly waived by the Debtors, the following conditions must occur and be satisfied on or before the Effective Date:

               (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

               (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended;

               (c) the Debtors have received $30.9 million from USPS on the TforC Claim;

               (d) the Debtors have executed the Registration Rights Agreement and the Aircraft Use Agreement;

               (e) the Debtors have available resources, including any working capital financing, to fund the Reorganized Debtors' obligations under the Plan and to meet its ongoing business needs.

         9.2 Waiver of Conditions. The Debtors may waive any condition set forth in Article 9 of the Plan at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

         9.3 No Requirement of Final Order. So long as no stay is in effect, the Debtors' Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors or Reorganized Debtors may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

                                   ARTICLE 10

                          EFFECTS OF PLAN CONFIRMATION

         10.1 Binding Effect. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors.

         10.2 Moratorium, Injunction and Limitation of Recourse For Payment. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Reorganized Debtors, the Creditors' Committee, the Indenture Trustee, and the Unofficial Noteholders' Committee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

         10.3 Exculpation and Limitation of Liability. None of the Indenture Trustee and any professional Persons retained by it; the Bank Group, its members and any professional Persons retained by it; the Creditors' Committee and any professional Persons retained by it; the Unofficial Noteholders' Committee, its members and any professional Persons retained by it; the Debtors and the professional Persons employed by the Debtors; any of their affiliates nor any of their officers, directors, partners, associates, employees, members of agents (collectively, the "Exculpated Persons"), shall have or incur any liability to any person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure

Statement, or any contract, instrument, or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or condition, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respect such person will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         10.4 Revesting. On the Effective Date, the Reorganized Debtors will be vested with all the property of the respective estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtors may conduct their business free of any restrictions imposed by the Bankruptcy Code or the Court.

         10.5  Other Documents and Actions. The Debtors, the
Debtors-In-Possession, and Reorganized Debtors may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

         10.6 Post-Consummation Effect of Evidences of Claims or Interests. Senior Notes, Old Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

         10.7 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                   ARTICLE 11

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

         The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE 12

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

         12.1 Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim or Indenture Trustee Expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

         12.2 Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         12.3 Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

         12.4 Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

         12.5 Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date or that may be brought by the Reorganized Debtors after the Effective Date, including Claims arising under Chapter 5 of the Bankruptcy Code;

         12.6 Enter such Orders as may be necessary or appropriate to implement, enforce or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         12.7 Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's rights or obligations incurred in connection with the Plan;

         12.8  Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         12.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

         12.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         12.11 To hear and determine such other matters as may be provided for in the Plan the Confirmation Order confirming the Plan or as may be permitted under the Bankruptcy Code and to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code, including using Bankruptcy Rule of Procedure 7070; and

         12.12 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement;

         12.13 To enter orders approving the sale of the Noteholders' Wide Body Collateral and the Engines and confirming that the purchaser receives title free and clear of all liens, claims and other encumbrances that existed prior to the entry of the Confirmation Order and the occurrence of the Effective Date including adjudicating the value of the Wide Body Collateral and Engines, provided that no adjudication of such values shall alter the treatment under the Plan of the Claims of Noteholders.

         12.14 Enter an order concluding the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

         13.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Reorganized Kitty Hawk may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         13.3 Withdrawal of Plan. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under Section 13.3 of the Plan or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

         13.4 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         13.5 Time. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

         13.6 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

         13.7 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

         13.8 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         13.9 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions of the Effective Date, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         13.10 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

Dated: May 10, 2002

KITTY HAWK, INC.
KITTY HAWK AIRCARGO, INC.
KITTY HAWK CHARTERS, INC.
KITTY HAWK INTERNATIONAL, INC.
KITTY HAWK CARGO, INC.
OK TURBINES, INC.
LONGHORN SOLUTIONS, INC.
AIRCRAFT LEASING, INC.
AMERICAN INTERNATIONAL TRAVEL, INC.
FLIGHT ONE LOGISTICS, INC.

Debtors and Debtors-In-Possession

/s/ Tilmon J. Reeves
-------------------------------
By:     Tilmon J. Reeves
        Chief Executive Officer

Robert D. Albergotti              John D. Penn                         Sarah B. Foster
State Bar No. 00969800            State Bar No. 15752300               State Bar No. 07297500
Haynes and Boone, LLP             Haynes and Boone, LLP                Haynes and Boone, LLP
901 Main Street, Suite 3100       201 Main Street, Suite 2200          600 Congress Ave., Suite 1600
Dallas, Texas 75202               Fort Worth, Texas 76102              Austin, Texas 78701
Tel. No. (214) 651-5000           Direct Tel. No. (817) 347-6610       Tel. No. (512) 867-8400
Fax No. (214) 651-5940            Direct Fax No. (817) 348-2300        Fax No. (512) 867-8470

/s/ John D. Penn
-----------------------------------------
Robert D. Albergotti (No. 00969800)
John D. Penn (No. 15752300)
Sarah B. Foster (No. 07297500)

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION